Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is entered into as of August 12, 2016, by and among Communications Systems, Inc., a Minnesota corporation (“Communications Systems”), JDL Technologies, Incorporated, a Minnesota corporation (“JDL”), Transition Networks, Inc., a Minnesota corporation (“Transition Networks”), and Suttle, Inc., a Minnesota corporation (“Suttle”, together with Communications Systems, JDL and Transition Networks, “Grantors” and each a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”).

Pursuant to an Amended and Restated Credit Agreement of even date herewith among Grantors, as borrowers, and Lender, as lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Lender has agreed to make certain advances and other extensions of credit to Grantors.

As a condition to making advances and other extensions of credit under the Credit Agreement, Lender has required, among other things, the execution and delivery of this Agreement by Grantors.

1.           DEFINITIONS.

(a)          All capitalized terms not otherwise defined in this Agreement shall have the meanings given them in the Credit Agreement.

(b)          The following terms, when used in this Agreement (whether or not capitalized and whether or not singular or plural), shall have the meanings given them in the Code, except that (i) for purposes of this Agreement, the meaning of such terms will not be limited by reason of any limitation on the scope of the Code, and (ii) to the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision: “Accession”, “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Document”, “Equipment”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Letter of Credit”, “Money”, “Securities Account” and “Supporting Obligation”.

2.           GRANT OF SECURITY INTEREST. Each Grantor grants and transfers to Lender, for the benefit of Lender and each Bank Product Provider, a continuing security interest (the “Security Interest”) in all of the following property of each Grantor or in which each Grantor has rights, whether presently existing or acquired after the date of this Agreement (collectively, together with all Proceeds, the “Collateral”):

(a)	Accounts;

(b)	Chattel Paper;

(c)	Commercial Tort Claims;

(d)	Deposit Accounts, Securities Accounts and Commodities Accounts;

(e)	Documents;

(f)	General Intangibles;

(g)	Goods, including Equipment and Fixtures;

(h)	Instruments;

(i)	Inventory;

(j)	Investment Property;

(k)	Letters of Credit and Letter-of-Credit Rights;

(l)	Money and other assets of each Grantor;

(m)	all Accessions and Supporting Obligations; and

all books and records relating to the above property and all proceeds (as such term is defined in the Code) and products, whether tangible or intangible of any of the above property, all proceeds of any condemnation award relating to any of the above property, all proceeds of insurance covering or relating to any or all of the above property and all rebates and returns relating to any of the above property (all such proceeds, collectively, “Proceeds”).

3.           OBLIGATIONS SECURED. The obligations secured by the Security Interest are the payment and performance of:

(a)          all present and future Obligations; and

(b)          all now existing or subsequently arising debts, liabilities and obligations of Grantors or any Grantor owing to Lender or any Bank Product Provider and rights of Lender under this Agreement.

4.           AUTHORIZATION TO FILE FINANCING STATEMENTS. Each Grantor authorizes Lender to file financing statements describing the Collateral to perfect the Security Interest in the Collateral, and Lender may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral, including, without limitation, any Commercial Tort Claims. All financing statements filed before the date of this Agreement to perfect the Security Interest were authorized by Grantors and are ratified.

5.           COLLECTION ACCOUNT. Subject to the terms and conditions of the Credit Agreement, any money or other cash Proceeds received by Lender in respect of the Collateral will be deposited into a non-interest bearing account over which no Grantor shall have control, and the same shall, for all purposes, be deemed Collateral, and such money and cash shall be applied to the Obligations as set forth in the Credit Agreement or this Agreement.

6.           REPRESENTATIONS AND WARRANTIES OF GRANTORS. Each Grantor represents and warrants to Lender that:

(a)          such Grantor’s legal name is exactly as set forth on the first page of this Agreement, its chief executive office and principal place of business are set forth on Schedule A, and all of such Grantor’s organizational documents or agreements delivered to Lender are complete and accurate in every respect;

(b)	such Grantor has legal title to and has possession or control of its Collateral;

(c)	such Grantor has the exclusive right to grant a security interest in its Collateral;

(d)         all Collateral is genuine, free from Liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the Security Interest created by this Agreement and Permitted Liens;

(e)          all statements contained in this Agreement and each other Loan Document regarding the Collateral are true and complete in all material respects;

(f)          no financing statement covering any of the Collateral, and naming any secured party other than Lender and holders of Permitted Liens, is on file in any public office;

(g)          all Persons appearing to be obligated on Collateral have authority and capacity to contract and are bound as they appear to be;

(h)          all property subject to Chattel Paper has been properly registered and filed in compliance with law and to perfect the interest of such Grantor in such property;

(i)           all Accounts and other rights to payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any state consumer credit laws;

  (j)            Schedule A lists all real property owned or leased by such Grantor;

(k)          Schedule A provides a complete and correct list of: (i) all registered copyrights and copyright applications owned by such Grantor, (ii) all intellectual property licenses entered into by such Grantor; (iii) all registered patents and patent applications owned by such Grantor; and (iv) all registered trademarks and trademark applications owned by such Grantor;

(l)           Schedule A contains a listing of all of Deposit Accounts, Securities Accounts and Commodity Accounts of such Grantor, including, with respect to each bank, securities intermediary or commodity intermediary: (i) the name and address of such entity, and (ii) the account numbers of the Deposit Accounts, Securities Accounts or Commodity Accounts maintained with such entity;

(m)         the Inventory and Equipment of such Grantor are not stored with a bailee, warehouseman, processor or similar party and are located only at, or in-transit between or to, the locations identified on Schedule A; and

(n)          each Account that is identified as an Eligible Account in a borrowing base certificate or daily collateral report submitted to Lender is (i) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of such Grantor’s business, (ii) owed to such Grantor, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts in the Credit Agreement.

7.	COVENANTS OF GRANTORS.

(a)          Each Grantor covenants and agrees:

(i)          to permit Lender to exercise its rights, remedies, and powers under the Credit Agreement, this Agreement, the other Loan Documents and under law;

(ii)         not to change its name, or, as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized without giving Lender 30 days’ prior written notice; and

(iii)        not to change the places where any Grantor keeps any Collateral or any Grantor’s records concerning the Collateral without (A) giving Lender 30 days’ prior written notice of the address to which such Grantor is moving same, and (B) delivering to Lender a fully executed Collateral Access Agreement with respect to such location if not owned by a Grantor; and

(iv)        to cooperate with Lender in perfecting all security interests granted by this Agreement and in obtaining such agreements from third parties as Lender deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights with regard to Collateral or access to Collateral.

(b)	Each Grantor agrees, unless Lender agrees otherwise in writing:

(i)          not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried on such Collateral;

(ii)         to insure the Collateral, with Lender named as first lender loss payee and additional insured, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Lender;

(iii)        to keep, in accordance with GAAP, complete and accurate records regarding all Collateral, and to permit Lender to inspect the same and make copies thereof at any reasonable time;

(iv)        not to sell, pledge or dispose of, nor permit the transfer by operation of law of, any of the Collateral or any interest in the Collateral, except sales of Inventory to buyers in the ordinary course of such Grantor’s business or as otherwise expressly permitted by the Credit Agreement;

(v)         not to permit any Lien on the Collateral, including, without limitation, Liens arising from the storage of Inventory, except for Liens in favor of Lender and Permitted Liens;

(vi)        if requested by Lender and required pursuant to the terms of the Credit Agreement, to receive and use reasonable diligence to collect Accounts, in trust and as the property of Lender, and to immediately endorse as appropriate and deliver collections or payments on such Accounts or proceeds thereof to Lender daily in the exact form in which they are received;

(vii)	not to commingle Accounts, Proceeds or collections with other property of any other Person;

(viii)      to give only normal allowances and credits consistent with past practices and in the ordinary course of business and to advise Lender thereof immediately in writing if they affect any Accounts in any material respect;

(ix)        on Lender’s demand, (A) to deliver to Lender returned property resulting from, or payment equal to, such allowances or credits on any Accounts as required by the Credit Agreement or upon the occurrence and during the continuance of an Event of Default and (B) to execute such documents and do such other things as Lender may reasonably request for the purpose of perfecting, preserving and enforcing its security interest in such returned property;

(x)         from time to time, when requested by Lender, to prepare and deliver a schedule of all Collateral subject to this Agreement and to, subject to the terms of this Agreement and each other Loan Document assign in writing and deliver to Lender all Accounts, contracts, leases and other Chattel Paper, Instruments, Documents and other evidences thereof;

(xi)         to deliver to Lender (A) notice of any Commercial Tort Claim it may have against any Person, including a detailed description of such Commercial Tort Claim and, upon receipt of such description by Lender the description of Collateral set forth in Section 1 of this Agreement shall be deemed to be amended to include such description of each such Commercial Tort Claim, and (B) such documents as Lender may require to grant Lender a security interest in any Grantor’s rights in such Commercial Tort Claim;

(xii)       to deliver to Lender any Instrument, Document or Chattel Paper constituting Collateral with a value greater than $250,000, duly endorsed or assigned by the applicable Grantor to Lender;

(xiii)      to provide any service and do any other acts which may be reasonably necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral free and clear of all defenses, rights of offset and counterclaims (other than Permitted Liens);

(xiv)      not to withdraw any funds from any Deposit Account pledged to Lender pursuant to this Agreement, except as expressly permitted under the Credit Agreement and except for any Deposit Accounts which are specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for employees of a Grantor (“Excluded Deposit Accounts”);

(xv)       not to open or establish any Deposit Account, Securities Account, or Commodities Account unless Lender has control of such account as contemplated in the Code (but excluding Excluded Deposit Accounts, to the extent permitted under the Credit Agreement) and to close when and as required under the Credit Agreement each Grantor’s Deposit Accounts maintained by any Grantor with any financial institution other than Lender in accordance with the Credit Agreement;

(xvi)      not to consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return (other than with respect to returns of Inventory in the ordinary course of business), sale on approval, or other conditional terms of sale; and

(xvii)     promptly, and in any event within two (2) Business Days after Lender’s request after acquisition of motor vehicles or other certificated rolling stock with an aggregate or individual value in excess of $75,000, deliver to Lender an original certificate of title for each such motor vehicle or other rolling stock together with a signed motor vehicle or other applicable title application naming the Lender as first lien holder with respect to such motor vehicle or other rolling stock, and will cause such certificates to be filed (with the Lender’s Lien noted thereon) in the appropriate state filing office.

(c)          Each Grantor covenants and agrees to deliver to Lender a completed Schedule A no later than the date required by the Credit Agreement, and for purposes hereof all representations and warranties related to such Schedule A shall be deemed to take effect as of the date on which Schedule is required to be delivered to Lender in under the Credit Agreement (or, if earlier, the date a completed Schedule A is actually delivered).

8.	POWERS OF LENDER.

(a)          Each Grantor appoints Lender its attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement, payment in full of all Obligations and termination of all commitments of Lender under the Credit Agreement, and may be exercised from time to time by Lender’s officers and employees, or any of them, whether or not an Event of Default has occurred: (i) to perform any obligation of Grantor hereunder in Grantor’s name or otherwise; (ii) to give notice to Account Debtors or others of Lender’s rights in the Collateral; (iii) to release or substitute security; (iv) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, initial financing statements and amendments, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Lender’s interest in the Collateral; (v) to take cash, instruments for the payment of money and other property to which Lender is entitled; (vi) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (vii) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Lender, at Lender’s sole option, toward repayment of the Obligations or replacement or restoration of the Collateral; (viii) to enter onto Grantor’s premises to inspect the Collateral; (ix) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Obligations; (x) to preserve or release the interest evidenced by chattel paper to which Lender is entitled hereunder and to endorse and deliver any evidence of title to such interest; and (xi) to do all acts and things and execute all documents in the name of Grantor or otherwise, deemed by Lender as reasonably necessary, proper and convenient in connection with the preservation, perfection, priority or enforcement of Lender’s rights.

(b)          Each Grantor appoints Lender its attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement, payment in full of all Obligations and termination of all commitments of Lender under the Credit Agreement, and may be exercised from time to time by Lender’s officers and employees, or any of them, after the occurrence and during the continuation of an Event of Default: (i) to enforce or forebear from enforcing the rights of Lender with respect to any Account Debtor and to make extension or modification agreements with any Account Debtor; (ii) to resort to security in any order; (iii) to receive, open and read mail addressed to Grantor; (iv) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Collateral; (v) to release Persons liable on Collateral and to give receipts and compromise disputes between Grantor and such Persons; and (vi) to exercise all rights, powers and remedies which Grantor would have, but for this Agreement, with respect to all Collateral.

9.             PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Each Grantor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral, and upon the failure of any Grantor to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity and the amount necessary to discharge the same. Any such payments made by Lender shall be Obligations under the Credit Agreement. Any such payments made by Lender shall be obligations of Grantors to Lender, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of the Credit Agreement, and shall be secured by the Collateral, subject to all terms and conditions of this Agreement.

10.           EVENTS OF DEFAULT. The occurrence of an Event of Default (as defined in the Credit Agreement) under the Credit Agreement shall constitute an “Event of Default” under this Agreement.

11.           REMEDIES. Upon the occurrence of and during the continuation of any Event of Default, Lender shall have the right to declare immediately due and payable all or any Obligations (other than Obligations arising under any Hedge Agreement, which may be accelerated pursuant to the applicable Hedge Agreement) secured by this Agreement and to terminate any commitments to make loans or otherwise extend credit under the Credit Agreement. Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Code or otherwise provided by law or agreement, including without limitation, the right to:

(a)          contact all Persons obligated to a Grantor on any Collateral and to instruct such Persons to deliver all Collateral directly to Lender;

   (b)         sell, lease, license or otherwise dispose of any or all Collateral;

(c)          notify the United States Postal Service to change the address for delivery of mail of any Grantor to any address designated by Lender;

(d)          without notice to or consent by Grantors and without the obligation to pay rent or other compensation, to take exclusive possession of all locations where any Grantor conducts its business or has any rights of possession and use the locations to store, process, manufacture, sell, use and liquidate or otherwise dispose of Collateral;

(e)          with regard to any Deposit Account, instruct the bank maintaining such Deposit Account to pay the balance of such Deposit Account to Lender or take such other action as Lender shall instruct; and

(f)          with regard to any Securities Account or Commodity Account, instruct the securities intermediary maintaining such Securities Account or the commodity intermediary maintaining such Commodity Account, as applicable, to pay the balance of such Securities Account or such Commodity Account, as applicable, to Lender or take such other action as Lender shall instruct; and

(g)          without regard to the occurrence of waste or the adequacy of security, apply for the appointment of a receiver for Grantors or any Grantor or for the assets of Grantors or any Grantor and each Grantor waives any objection to such appointment or to the right to have a bond or security posted by Lender. Each Grantor hereby waives any objection or defense to the appointment of any such receiver and any right that Grantors or any Grantor has or may have to seek the posting of a bond or other security by Lender.

While an Event of Default exists:

(1)	Each Grantor will deliver to Lender from time to time, as requested by Lender, current lists of all Collateral;

(2)	No Grantor will dispose of any Collateral except on terms approved by Lender or as otherwise agreed in writing by Lender;

(3)	at Lender’s request, Grantors will assemble and deliver all Collateral, and books and records pertaining thereto, to Lender at a reasonably convenient place designated by Lender; and

(4)	Lender may, without notice to Grantors, enter onto any Grantor’s premises and take possession of the Collateral.

12.          CUMULATIVE RIGHTS. All rights, powers, privileges and remedies of Lender shall be cumulative. No delay, failure or discontinuance of Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise or the exercise of any other right, power, privilege or remedy.

13.           WAIVERS AND CONSENTS OF LENDER. Any waiver, permit, consent or approval of any kind by Lender of any default, or any such waiver of any provisions or conditions, must be in writing and shall be effective only to the extent set forth in writing.

14.          DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral, Lender may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral, may be applied by Lender to the payment of expenses incurred by Lender, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Lender toward the payment of the Obligations in such order of application as Lender may from time to time elect. Upon the transfer of all or any part of the Obligations, Lender may transfer all or any part of the Collateral and shall be fully discharged from all liability and responsibility with respect to such transferred Collateral, and the transferee shall be vested with all rights and powers of Lender hereunder; but with respect to any Collateral not so transferred, Lender shall retain all rights, powers, privileges and remedies. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9- 611 of the Code. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time, and such sale may be made at the time and place to which it was so adjourned. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and such Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code. Each Grantor grants to Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all intellectual property rights of such Grantor for the purpose of: (a) completing the manufacture of any in-process materials following any Event of Default so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Grantor for its own manufacturing; and (b) selling, leasing or otherwise disposing of any or all Collateral following any Event of Default.

15.          STATUTE OF LIMITATIONS. Until all Obligations shall have been paid in full and all commitments of Lender under the Credit Agreement have terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Lender shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Grantors or any Grantor may have ceased, unless such liability shall have ceased due to the payment in full of all Obligations and Indebtedness secured by this Agreement.

16.          WAIVERS OF GRANTORS. Each Grantor waives any right to require Lender to: (a) proceed against Grantors or any Grantor or any other Person; (b) marshal assets or proceed against or exhaust any security from Grantors or any Grantor or any other Person; (c) perform any obligation of Grantors or any Grantor with respect to any Collateral; and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Each Grantor further waives any right to direct the application of payments or security for any Indebtedness of Grantors or any Grantor or indebtedness of customers of Grantor.

17.           JOINT AND SEVERAL LIABILITY. When there is more than one Grantor named in this Agreement, the obligations of each Grantor hereunder are joint and several.

18.           FURTHER ASSURANCES. At any time upon the request of Lender, Grantors will execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements, certificates of title, mortgages, deeds of trust and all other documents (the “Additional Documents”) that Lender may request and in form and substance satisfactory to Lender, to create, perfect, and continue perfection or to better perfect Lender’s Liens in all of the assets of Grantors or any Grantor (whether now owned or subsequently arising of acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated under this Agreement and under the other Loan Documents. If any Grantor refuses or fails to execute or deliver any requested Additional Documents, Grantors authorize Lender to execute such Additional Documents in such Grantor’s name, and authorizes Lender to file such executed Additional Documents in any appropriate filing office. Each Grantor acknowledges that no Grantor is authorized to file any financing statement or amendment with respect to any financing statement filed in connection with this Agreement without the prior written consent of Lender, subject to Grantors’ rights under Section 9-509(d) of the Code.

19.           SUBROGATION RIGHTS. Until all Obligations shall have been paid in full and all commitments by Lender to extend credit under the Credit Agreement have been terminated, no Grantor shall have any right of subrogation or contribution or similar right, and each Grantor waives any benefit of or right to participate in any of the Collateral or any other security now or subsequently held by Lender.

20.           NOTICES. All notices, requests and demands required under this Agreement must be given, and shall be deemed received, as provided in Section 7.3 of the Credit Agreement.

21.           COSTS, EXPENSES AND ATTORNEYS’ FEES. Each Grantor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Lender’s in-house counsel), expended or incurred by Lender in connection with or related to this Agreement, including, without limitation, all Lender Expenses. Further, each Grantor indemnifies Lender against all losses, claims, demands, liabilities and expenses of every kind caused by property subject to this Agreement, all in accordance with and subject to the limitations described in the Credit Agreement.

22.           SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided that no Grantor may assign or transfer its interests, rights, or obligations under this Agreement without Lender’s prior written consent. Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under this Agreement and the other Loan Documents. This Agreement may be amended or modified only in writing signed by Lender and Grantors, except as expressly provided in this Agreement.

23.           SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

24.           GOVERNING LAW. The validity of this Agreement and the construction, interpretation, and enforcement of this Agreement, and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Agreement will be determined under, governed by and construed in accordance with the laws of the State of Minnesota without regard conflicts of laws principles.

25.           JURISDICTION. All actions or proceedings arising in connection with this Agreement and the other Loan Documents may be tried and litigated in the State of Minnesota and, to the extent permitted by applicable law, federal courts located in the County of Hennepin, State of Minnesota; provided that any suit seeking enforcement against any Collateral or other property may be brought, at Lender’s option, in the courts of any jurisdiction where Lender elects to bring such action or where such Collateral or other property may be found. Grantors and Lender each waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

26.           WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GRANTORS AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”). GRANTORS AND LENDER EACH REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

27.           AMENDMENT AND RESTATEMENT. This Agreement constitutes an amendment to, and a complete restatement of, that certain Security Agreement (Equipment) dated as of October 28, 2011 and that certain Security Agreement: Rights to Payment and Inventory dated as of October 28, 2011 by Grantors in favor of Lender (collectively, as amended to date, the “Prior Security Agreement”). The execution and delivery of this Agreement shall not constitute a novation of the Prior Security Agreement or any indebtedness or other obligations owing to Lender thereunder. On the date hereof, the Obligations of each Grantor described in the Prior Security Agreement shall be amended, modified and restated in their entirety by the terms hereof, without further action by any Person.

Signature pages follow

This Agreement has been duly executed as of the date set forth on page 1.

GRANTORS:

COMMUNICATIONS SYSTEMS, INC.
By:
Name: Edwin C. Freeman
Title: Chief Financial Officer

JDL TECHNOLOGIES, INCORPORATED
By:
Name: Edwin C. Freeman
Title: Chief Financial Officer

TRANSITION NETWORKS, INC.
By:
Name: Edwin C. Freeman
Title: Chief Financial Officer

SUTTLE, INC.
By:
Name: Edwin C. Freeman
Title: Chief Financial Officer

Signature Page to Amended and Restated Security Agreement

LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name: Roger Pfiffner
Title: Vice President

Signature Page to Amended and Restated Security Agreement

SCHEDULE A

1.	Chief Executive Office and Principal Place of Business:

2.	Owned Real Property:

3.	Copyrights, Trademarks, Patents and Licensing Agreements:

4.	Deposit Accounts, Securities Accounts, Commodity Accounts and other Investment Accounts:

Part 1 - Deposit Accounts

Grantor	Name of Bank	Account No.	Purpose

Part 2 – Securities Accounts, Commodity Accounts and other Investment Accounts:

Grantor	Name of Financial Institution	Account No.	Type of Account

5.	Locations of Books and Records:

6.	Locations of Inventory, Equipment, and Other Assets:

Address	Owned/Leased/Third Party	Name/Address of Owner, Lessor or Third Party, as Applicable